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                                                                     Exhibit 5.2




                                                           October 26, 1999




Metromedia Fiber Network, Inc.
One North Lexington Avenue
White Plains, NY 10601


                         Metromedia Fiber Network, Inc.
             Registration Statement on Form S-3 (File No. 333-89087)
             -------------------------------------------------------


Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (File No. 333-89087), as amended (the "Registration Statement"), filed by Metromedia Fiber Network, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), as provided by the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the issuance and sale from time to time under Rule 415

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of the General Rules and Regulations of the Commission under the Act of the following securities of the Company with an aggregate initial public offering of up to $2,250,000,000 (or the equivalent in one or more foreign currencies):

         (i) senior, senior subordinated or subordinated debt securities, in one or more series, which may be issued under the indenture entered into among the Company and the trustee or trustees to be appointed prior to the issuance of the debt securities;

         (ii) shares of preferred stock, par value $.01 per share, of the Company, in one or more series;

         (iii) warrants to purchase securities of the Company to be issued pursuant to a warrant agreement between the Company and a warrant agent to be appointed prior to the issuance of the Warrants; and

         (iv) shares of Class A Common Stock, par value $.01 per share, of the Company.

         We have opined in our opinion dated as of October 14, 1999, which was filed as Exhibit 5.1 to the Registration Statement, as to the legality of the above listed securities. This opinion relates specifically to the debt securities (the "Notes") issued under the indenture filed as Exhibit 4.3 to the Registration Statement. Capitalized terms used in this letter and not otherwise defined have the respective meanings given those terms in the Registration Statement.

         In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         (i) the Registration Statement; and

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         (ii) the form of indenture between the Company and The Bank of New
York, as trustee (the "Trustee"), relating to the dollar-denominated Senior Notes due 2009 and the euro-denominated Senior Notes due 2009, filed as Exhibit
4.3 to the Registration Statement (the "High Yield Indenture").

         In addition, we have examined: (i) those corporate records of the Company as we have considered appropriate, including copies of its Amended and Restated Certificate of Incorporation and By-laws, as in effect on the date of this letter (collectively, the "Charter Documents"), and certified copies of resolutions of the board of directors, or a committee of the board of directors, of the Company relating to the issuance of the Notes; and (ii) those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

         In our examination of the documents referred to above, we have assumed, without independent investigation, (i) the enforceability of the documents reviewed by us against each party to them other than the Company, (ii) that the Notes will be substantially issued as described in the Registration Statement and in the form reviewed by us and that any information omitted from the form will be properly added, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (vi) the authenticity of the latter documents, (vii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete, and (viii) the legal capacity of all individuals who have executed or will execute any of the documents which we examined.


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         In expressing the opinion set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in the documents and upon certificates of public officials and officers of the Company.

         Based on the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

         1. The High Yield Indenture has been duly authorized and, when executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement, enforceable against the Company in accordance with its terms, except as enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity at law).

         2. With respect to any series of Notes issued under the High Yield Indenture, when (i) the board of directors of the Company, or any appropriate committee appointed by it, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Notes and related matters, (ii) the terms of the Notes and of their issuance and sale have been duly established in conformity with the High Yield Indenture so as not to violate any applicable law or the Charter Documents or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the High Yield Indenture has been duly executed and delivered by the Company and the Trustee, and (iv) the Notes have been duly executed and authenticated in accordance with the provisions of the High Yield Indenture and duly delivered to the purchasers of those Notes upon payment of the agreed-upon consideration, the Notes, when issued and sold in accordance with the High Yield Indenture and any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance of transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity at law).

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         Our opinions expressed above are limited to the laws of the State of
New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

         We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.


                                               Very truly yours,

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON